                                                          EXHIBIT 11

                 KENT ELECTRONICS CORPORATION AND SUBSIDIARIES
                       COMPUTATION OF EARNINGS PER SHARE
                                  (Unaudited)

                                                                Thirteen Weeks Ended
                                           ----------------------------------------------------------------
                                                 September 30, 1995                  October 1, 1994
                                           -----------------------------       ----------------------------
                                                                Fully                              Fully
                                             Primary           Diluted           Primary          Diluted
                                           -----------       -----------       -----------      -----------
Net earnings ...........................   $ 6,018,000       $ 6,018,000       $ 3,215,000      $ 3,215,000
                                           ===========       ===========       ===========      ===========
Weighted average number of common shares
  outstanding ..........................     9,882,300         9,882,300         9,720,300        9,720,300

Excess of shares issuable upon exercise
  of stock options over shares deemed
  retired utilizing the treasury
  stock method .........................       601,000           661,800           370,400          437,600
                                           -----------       -----------       -----------      -----------
                                            10,483,300        10,554,100        10,090,700       10,157,900
                                           ===========       ===========       ===========      ===========

Earnings per share ......................        $.57              $.57              $.32              $.32
                                                 ====              ====              ====              ====
                                                                Twenty-Six Weeks Ended
                                           ----------------------------------------------------------------
                                                 September 30, 1995                  October 1, 1994
                                           -----------------------------       ----------------------------
                                                                Fully                              Fully
                                             Primary           Diluted           Primary          Diluted
                                           -----------       -----------       -----------      -----------
Net earnings ...........................   $10,697,000       $10,697,000       $ 6,046,000      $ 6,046,000
                                           ===========       ===========       ===========      ===========
Weighted average number of common shares
  outstanding ..........................     9,845,100         9,845,100         9,706,700        9,706,700

Excess of shares issuable upon exercise
  of stock options over shares deemed
  retired utilizing the treasury
  stock method .........................       549,700           629,800           345,400          399,000
                                           -----------       -----------       -----------      -----------
                                            10,394,800        10,474,900        10,052,100       10,105,700
                                           ===========       ===========       ===========      ===========

Earnings per share ......................       $1.03             $1.02              $.60              $.60
                                                =====             =====              ====              ====
